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                                                                      EXHIBIT 21





KMART HOLDING CORPORATION LIST OF SIGNIFICANT SUBSIDIARIES
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(As of January 28, 2004)


                                                          Percentage Owned
     Kmart Holding Corporation                            ----------------
         Kmart Management Corporation                           100%
         Kmart Corporation                                      100%
         Kmart Stores of TNCP, Inc.                             100%
         Kmart of Pennsylvania LP                               100%